Exhibit 10.16

Placement Agent Engagement Letter
2008
Dear Chairman Tong Liu,

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We herein confirm our agreement with you as follows:

1. Harbin Mege Union (HK) International Group and its related holding entities and joint venture affiliates (together, the “Company”) hereby engage Etech Securities, Inc. (the “ESI”) as Company’s exclusive placement agent to raise capital through a private investment in public equity (the “PIPE”) on a best effort basis for a period of twelve (12) months from 7th day of Feb, 2007 (the “Signing Date”), and which exclusive period may be extended for a further period by mutual written consent of the Company and ESI.

2. ESI accepts the engagement described in the preceding paragraph and agrees to assist Company with:

a)	Providing full financial consulting and advisory services on capital raise, including enterprise valuation, roadshow preparation, deal structure design, etc.

b)	Identifying and contacting potential investors;

c)	Structuring the offering and the terms of the PIPE with investors;

d)	Negotiating and closing the PIPE at the minimum amount of USD$3,000,000;

3. The terms and conditions set forth herein shall be and remain in effect for a period of three (3) months, being the exclusive period, from the date that the contract signed (the “Signing Date”) by Company and is terminable by either party, with or without cause, upon sixty (60) days written notice to the other; provided, however, that the provisions of paragraphs 7 through 14 and 16 shall survive for twelve (12) months following the termination hereof, whether by expiration of the term provided for herein, or by action of Company or ESI or otherwise.

4. Within ten (10) days following the Signing Date, Company shall deliver to ESI the names of all parties with whom or with which Company has had, prior to the dates hereof, contacted concerning an acquisition, divestitures, financing arrangements or other transactions (of any of the types contemplated hereby) involving Company.

5. Within ten (10) business days following the termination (for whatever reason) of the agreement set forth herein, ESI will deliver to Company a listing of all investors (the “Prospect List”) that ESI had contacted and signed NDA in regards to the PIPE.

6. Company will promptly and at its own expense, furnish to ESI all information concerning Company which ESI reasonably considers necessary or appropriate in connection with its rendering of the services described herein; Company will, promptly and at its own expense, provide ESI with access to its directors, officers,

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employees, counsel, accountants and other advisors or consultants, as well as access to its facilities, and authorize the foregoing persons to cooperate fully with ESI in connection with its rendering of the services described by this engagement letter.

7.
Company represents and warrants to ESI that all information concerning Company which is furnished by it to ESI pursuant to or in connection with the agreement set forth herein (including without limitation information provided pursuant to the preceding paragraph by Company or the persons described therein) shall be true and accurate in all material respects and not contain any untrue or inaccurate statement of a material fact, or omit to state a material fact necessary in order to make such the statements comprising such information, in light of the circumstances under which they are made, not misleading; Company understands and acknowledges that ESI will rely upon and utilize the information supplied to it by Company and the persons described in the preceding paragraph, as well as any other publicly available information concerning Company, without any independent verification or investigation of such information.

8.
Neither this letter, the terms and conditions set forth herein nor said advices (verbal or written) provided to Company by ESI pursuant herein shall be made available to third parties, by public disclosures thereof or otherwise, without the prior written consent of ESI, nor may ESI be otherwise referred to publicly by Company or any of the persons described in paragraph six (6), above, without its prior written consent.

9.
In as much as ESI will be acting on behalf of Company, as its exclusive agent and consultant, in rendering the services described herein, Company agrees to indemnify ESI in accordance with the indemnification provisions set forth in Appendix I attached hereto, and the parties agree to the confidentiality provisions set forth in Appendix II attached hereto, all of which are incorporated herein by this reference. These provisions will apply regardless of whether the proposed PIPE is consummated.

10.	In consideration of the services to be provided by ESI under the agreement set forth herein, Company agrees to pay ESI as follows:

(a)	Concurrently with engagement, Company shall retain and wire to ESI a nonrefundable retainer fee in amount of USD 30,000.

(b)
Concurrently with the consummation of the PIPE, Company shall pay ESI in cash a fee equals to seven percent (7%) of the total proceeds (consideration, including but not limited to straight and structured equity and debt financings) received by Company through the PIPE. Company reserves the full right to accept or reject any proposed investment.

(c)	Upon the closing of the PIPE, Company will issue to ESI warrants for the purchase of an amount of the securities equals to eight percent (8%) of total

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shares issued to the investors through the offering (the “Placement AgentWarrants”).

The Placement Warrants will be exercisable at a strike price equal to onehundred-percent (100%) of the equity purchasing price agreed by both investors and Company, and such Placement Warrants will have a term of three (3) years. ESI shall reverse the right to exercise the Placement Warrants to purchase Company’s privately held equity (the 144A shares) or Company’s publicly traded equity if Company decided to achieve a public listing in the future.

(d) If, at any time within twelve (12) months following the termination or expiration of the agreement set forth herein, Company announces or enters into an agreement or letter of intent with respect to an investment which involves a party or parties included on the Prospect List described in paragraph 5 above, and such offering is thereafter consummated, Company shall pay to ESI, upon the consummation of such investment, a fee of seven percent (7%) cash of the total consideration and eight percent (8%) of Placement Agent Warrants (of total equity sold to or exercised by the investor) valid for three (3) years, which the exercise price of warrants equals to the purchase/exercise price of investors.

11.
Company agrees to hire and pay for the necessary third parties (such as accounting firms, law firms, etc.) to provide necessary documentations that requested by investors prior to the consummation of the PIPE.

12.
During the term of exclusivity, Company agrees not to use any other investment banking firms expect ESI to raise additional (new) capital (including debt). Company also warrants to ESI that no other broker, dealer, finder representative or other person or entity has an interest in any compensation payable to ESI in accordance with the terms of the agreement set forth herein.

13.
Upon the consummation of the PIPE, ESI may, in its sole discretion and from time to time, place notices and/or advertisements in financial and other publications, at its own expense, describing its services to Company in connection with such transaction.

14.
The terms of (i) the agreement set forth herein and (ii) the indemnity agreement referred to in paragraph 9, above, shall insure to the benefit of and be binding upon Company, ESI and their respective successors and assigns; nothing expressed or mentioned herein is intended or shall be construed to give any person or corporation, other than Company, ESI and their respective successors and assigns and the controlling persons (if any), officers, directors, employees, agents and counsel referred to herein and in such indemnification agreement, any legal or equitable right, remedy or claim under or in respect the agreement set forth herein or such indemnification agreement or any provision hereof or thereof.

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15.
All notices or communications relating to the agreement set forth herein shall be in writing. If sent to Company, such notices and communications shall be mailed, delivered or telegraphed and confirmed to Company at the following address:

_________________________
_________________________
_________________________

If sent to ESI, such notices and communications shall be mailed, delivered or telegraphed and confirmed to ESI at the following address:

Etech Securities, Inc.
800 E. Colorado Blvd., Suite 100
Pasadena, CA 91101 U.S.A.

ESI may change its address for receiving notices by giving written notice to Company; Company may change its address for receiving notices by giving written notice to ESI.

16.
This agreement including its Appendixes may NOT be modified, altered or amended except by mutual agreement in writing signed by Company and ESI; such agreement shall be governed by and construed under the law of the State of California.

Please confirm that the foregoing correctly sets forth our understanding by signing the enclosed duplicate of this letter where indicated below and returning it to us, whereupon this letter shall constitute a binding agreement between us.

Very truly yours,

Etech Securities Inc.

by  ___________________________
N. Jay Liang                                                                Date: 2007/02/07
President and CEO

Harbin Mege Union (HK) International Group

Accepted

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by  ___________________________
Tong Liu                                                                Date: 2007/02/07
Chairman and CEO

APPENDIX I

INDEMNIFICATION AND CONTRIBUTION

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Company agrees to indemnify and hold harmless ESI and its affiliates (as defined in Rule 405 under the Securities Act of 1933, as amended) and their respective directors, officers, employees, agents and controlling persons (ESI and each such person being an “Indemnified Party”) from and against all losses, claims, damages and liabilities (or actions, including shareholder actions, in respect thereof), joint or several, to which such Indemnified Party may become subject under any applicable federal or state law, or otherwise, which are related to or result from the performance by ESI of the services contemplated by or the engagement of ESI pursuant to, this Agreement and will promptly reimburse any Indemnified Party for all reasonable expenses (including reasonable counsel fees and expenses) as they are incurred in connection with the investigation of, preparation for or defense arising from any threatened or pending claim, whether or not such Indemnified Party is a party and whether or not such claim, action or proceeding is initiated or brought by Company. Company will not be liable to any Indemnified Party under the foregoing indemnification and reimbursement provisions, (i) for any settlement by an Indemnified Party effected without its prior written consent (not to be unreasonably withheld); or (ii) to the extent that any loss, claim, damage or liability is found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted primarily from ESI’s willful misconduct or gross negligence. Company also agrees that no Indemnified Party shall have any liability (whether direct or indirect, in contract or tort or otherwise) to Company or its security holders or creditors related to or arising out of the engagement of ESI pursuant to, or the performance by ESI of the services contemplated by, this Agreement except to the extent that any loss, claim, damage or liability is found in a final, nonappealable judgment by a court of competent jurisdiction to have resulted primarily from ESI’s willful misconduct or gross negligence.

Promptly after receipt by an Indemnified Party of notice of any intention or threat to commence an action, suit or proceeding or notice of the commencement of any action, suit or proceeding, such Indemnified Party will, if a claim in respect thereof is to be made against Company pursuant hereto, promptly notify Company in writing of the same. In case any such action is brought against any Indemnified Party and such Indemnified Party notifies Company of the commencement thereof, Company may elect to assume the defense thereof, with counsel reasonably satisfactory to such Indemnified Party, and an Indemnified Party may employ counsel to participate in the defense of any such action provided, that the employment of such counsel shall be at the Indemnified Party’s own expense, unless (i) the employment of such counsel has been authorized in writing by Company, (ii) the Indemnified Party has reasonably concluded (based upon advice of counsel to the Indemnified Party) that there may be legal defenses available to it or other Indemnified Parties that are different from or in addition to those available to Company, or that a conflict or potential conflict exists (based upon advice of counsel to the Indemnified Party) between the Indemnified Party and Company that makes it impossible or inadvisable for counsel to the Indemnifying Party to conduct the defense of both Company and the Indemnified Party (in which case Company will not have the right to direct the defense of such action on behalf of the Indemnified Party), or (iii) Company has not in fact employed counsel reasonably satisfactory to the Indemnified Party to assume the defense of such action within a reasonable time after receiving notice of the action, suit or proceeding, in each of which cases the reasonable fees, disbursements and other charges of such counsel will be at the

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expense of Company; provided, further, that in no event shall Company be required to pay fees and expenses for more than one firm of attorneys representing Indemnified Parties unless the defense of one Indemnified Party is unique or separate from that of another Indemnified Party subject to the same claim or action. Any failure or delay by an Indemnified Party to give the notice referred to in this paragraph shall not affect such Indemnified Party’s right to be indemnified hereunder, except to the extent that such failure or delay causes actual harm to Company, or prejudices its ability to defend such action, suit or proceeding on behalf of such Indemnified Party.
APPENDIX II

INFORMATION TO BE SUPPLIED; CONFIDENTIALITY.

In connection with ESI’s activities on behalf of Company, Company will furnish ESI with all financial and other information regarding Company that ESI reasonably believes appropriate to its assignment (all such information so furnished by Company, whether furnished before or after the date of this Agreement, being referred to herein as the “Information”). Company will provide ESI with access to the officers, directors, employees, independent accountants, legal counsel and other advisors and consultants of Company. Company recognizes and agrees that ESI (i) will use and rely primarily on the Information and information available from generally recognized public sources in performing the services contemplated by this Agreement without independently verifying the Information or such other information, (ii) does not assume responsibility for the accuracy of the Information or such other information, and (iii) will not make an appraisal of any assets or liabilities owned or controlled by Company or its market competitors.

ESI will maintain the confidentiality of the Information and, unless and until such information shall have been made publicly available by Company or by others without breach of a confidentiality agreement, shall disclose the Information only as authorized by Company or as required by law or by order of a governmental authority or court of competent jurisdiction. In the event that ESI is legally required to make disclosure of any of the Information, ESI will give notice to Company prior to such disclosure, to the extent that ESI can practically do so.

The foregoing paragraph shall not apply to information that:

(i)
at the time of disclosure by Company is, or thereafter becomes, generally available to the public or within the industries in which Company or ESI or its affiliates conduct business, other than as a direct result of a breach by ESI of its obligations under this Agreement;

(ii)
prior to or at the time of disclosure by Company, was already in the possession of, or conceived by, ESI or any of its affiliates, or could have been developed by them from information then in their possession, by the application of other information or techniques in their possession, generally available to the public, or available to ESI or its affiliates other than from Company;

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(iii)
at the time of disclosure by Company or thereafter, is obtained by ESI or any of its affiliates from a third party who ESI reasonably believes to be in possession of the information not in violation of any contractual, legal or fiduciary obligation to Company with respect to that information; or

(iv)	is independently developed by ESI or its affiliates.

Nothing in this Agreement shall be construed to limit the ability of ESI or its affiliates to pursue, investigate, analyze, invest in, or engage in investment banking, financial advisory or any other business relationship with entities other than Company, notwithstanding that such entities may be engaged in a business which is similar to or competitive with the business of Company, and notwithstanding that such entities may have actual or potential operations, products, services, plans, ideas, customers or supplies similar or identical to Company’s, or may have been identified by Company as potential merger or acquisition targets or potential candidates for some other business combination, cooperation or relationship. Company expressly acknowledges and agrees that it does not claim any proprietary interest in the identity of any other entity in its industry or otherwise, and that the identity of any such entity is not confidential information.

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